Rule 466 Certification

The depositary, Citibank, N.A., represents and certifies the following:

      (i) That it previously had filed a registration statement on Form F-6 (Registration No. 333- 138347), with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the name of the Company; and

      (ii) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

                                                   CITIBANK, N.A., as Depositary


                                                   By: /s/ Keith Galfo
                                                       -------------------------
                                                       Name:  Keith Galfo
                                                       Title: Vice President